Exhibit 99.1
CONTACT: Todd, Luke - Xura, Inc.
(781) 213-2131
Luke.Todd@Xura.com
Xura Confirms 3Q’15 Results, Regains Compliance with Nasdaq and Reiterates 2016 Guidance
WAKEFIELD, MA, December 28, 2015 - Xura, Inc. (“Xura”; NASDAQ: MESG) today filed its Quarterly Report on Form 10-Q for the third fiscal quarter ended October 31, 2015 with the Securities and Exchange Commission and regained compliance with Nasdaq’s continued listing requirements. Except for rounding changes, there were no changes to the preliminary estimated results issued on December 15, 2015.
Xura is also reiterating its previously disclosed financial guidance for fiscal 2016. For fiscal 2016, Xura continues to expect:

•	Annualized run rate revenue of approximately $400m (3Q’16 Annualized)

•	Annualized Adjusted EBITDA of $100m-$120m (3Q’16 Annualized)

•	Free Cash Flow to Adjusted EBITDA ratio of 75-80% in the second half of fiscal year 2016, and cash balance (net of debt) of approximately $100m

•	Restructuring to be largely complete by the end of the second quarter of fiscal year 2016
Jacky Wu, Executive Vice President and Chief Financial Officer of Xura commented, “Xura delivered solid third quarter results particularly legacy Comverse which ended the quarter well ahead of our expected mid-point run-rate revenue of $180 million. We are pleased with our continued improvement in profitability and the progress we are making in our evolution to becoming the leading provider of digital messaging services. Given the progress made thus far and the company’s performance, we are reiterating our financial guidance for fiscal 2016.”
The company prepares its financial information in accordance with accounting principles generally accepted in the United States (“U.S. GAAP” or “GAAP”). The Acision historical financial statements for periods preceding August 6, 2015, the closing date of the acquisition, have been prepared in accordance with International Financial Reporting Standards ("IFRS"). The unaudited pro forma information set forth below for the three months ended October 31, 2015, gives effect to (i) adjustments reflecting the inclusion of the operations of Acision for the first five days of the quarter that preceded the completion of the Acision acquisition that were excluded from our reported financial results and (ii) adjustments to Acision’s IFRS financial information made to align it with Xura’s policies and U.S. GAAP.

	Three Months Ended October 31. 2015
		Pro Forma Adjustments
	Measure Prior to Adjustments	5 Day Adjustment	IFRS to US GAAP Adjustment	Pro Forma
	(in millions, except per share data)
	(unaudited)
GAAP Measures
Revenue	$82	$2	$8	$92
Loss from operations	$(18)	$1	$7	$(10)
Loss from continuing operations	$(22)	$1	$5	$(16)
Weighted average common shares outstanding basic and diluted	25			25
Loss per share from continuing operations	$(0.90)			$(0.64)
Non-GAAP Measures (1)
Adjusted EBITDA	$15	$1	$7	$23
Adjusted earnings (loss) from continuing operations	$(1)	$1	$5	$5
Adjusted EBITDA per share - basic & diluted	$0.58			$0.92
Adjusted earnings (loss) from continuing operations per share - basic & diluted	$(0.04)			$0.20
(1) Adjusted EBITDA, Adjusted earnings (loss) from continuing operations, Adjusted EBITDA per share and Adjusted earnings (loss) from continuing operations per share have not been prepared in accordance with GAAP. See “Presentation of Non-GAAP Financial Measures” below.

Updated Earnings Presentation
Xura posted today an updated third quarter 2015 earnings presentation with additional slides that can be accessed at www.Xura.com by following links to the events and presentations page under the Investors section. A recording of the webcast of the investor call held on December 15, 2015 is also available on the company’s website at the same location. Xura will not be conducting an additional conference call in respect of its third quarter results.
Presentation of Non-GAAP Financial Measures
We provide Adjusted EBITDA, Adjusted earnings (loss) from continuing operations, Adjusted EBITDA per share, Adjusted earnings (loss) from continuing operations per share and Free Cash Flow, each of which is a non-GAAP financial measure, as additional information for our operating results.
Adjusted EBITDA is computed by management as a loss from operations less depreciation and expense adjustments consisting of the following: (i) stock-based compensation expense; (ii) amortization of intangible assets; (iii) compliance-related professional fees; (iv) compliance-related compensation and other expenses; (v) acquisition and integration costs (vi) strategic-related costs (vii) write-off of property and equipment; (viii) certain litigation settlements and related costs; (ix) restructuring expenses; and (x) certain other gains, losses and expenses (collectively, "Expense Adjustments"). Strategic related costs include business strategy evaluation and mergers and acquisition efforts.
Adjusted EBITDA per share is computed by dividing Adjusted EBITDA by the weighted number of shares outstanding during the period.
Adjusted earnings (loss) from continuing operations is computed as loss from continuing operations less depreciation and Expense Adjustments and the effect of tax at an assumed 35% tax rate.
Adjusted earnings (loss) from continuing operations per share - basic & diluted is computed by dividing Adjusted earnings (loss) from continuing operations by the weighted number of shares outstanding during the period.
Free Cash Flow is computed as cash flow from operating activities less capital expenditures.
These measures are not in accordance with, or an alternative for, GAAP financial measures and may be different from, or not comparable to similarly titled or other non-GAAP financial measures used by other companies. We believe that the presentation of these non-GAAP financial measures provide useful information to investors regarding certain additional financial and business trends relating to our results of operations. These measures are used by management in monitoring our businesses, evaluating our financial results and for planning purposes. See “Consolidated Reconciliation of GAAP to Non-GAAP Financial Measures” below.
About Xura, Inc.
Xura offers a portfolio of digital services solutions that enable global communications across a variety of mobile devices and platforms. We help communication service providers (“CSPs”) and enterprises navigate and monetize the digital ecosystem to create innovative, new experiences through our cloud-based offerings. Our solutions touch more than three billion end points, through 350+ service providers and enterprises in 140+ countries. You can find us at www.Xura.com.
Forward-Looking Statements
This press release includes “forward-looking statements.” Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this press release. Such risks or uncertainties may give rise to claims or regulatory issues, increase exposure to contingent liabilities and cause pressure on the company's stock price. These risks and uncertainties relate to (among other factors), financial guidance and future performance, revenues, product bookings, operating expenses, profitability and cash flows, and variability of our tax provision, as well as acquisition-related, financial accounting and other risks described in the sections entitled “Forward-Looking Statements” and Item 1A, “Risk Factors” and elsewhere in the company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q for the quarters ended April 30, 2015, July 31, 2015 and October 31, 2015, or in other subsequently filed periodic, current or other reports. We undertake no commitment to update or revise any forward-looking statements except as required by law.
The risks and uncertainties noted above, as well as others, are discussed in greater detail in our filings with the SEC. The documents and reports we file with the SEC are available through us, or our website, www.Xura.com, or through the SEC's Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov.

XURA, INC. AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
Reconciliation of loss from operations to Adjusted EBITDA:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
	(in millions, except per share data) (1)
Loss from operations	$(18)	$(19)	$(58)	$(58)
Expense adjustments:
Stock-based compensation expense	2	2	7	7
Amortization of intangible assets	12	—	12	—
Compliance-related professional fees	—	—	1	1
Compliance-related compensation and other expenses	—	—	1	—
Acquisition and integration costs	15	—	15	—
Strategic related costs	(3)	—	—	3
Restructuring expenses	2	6	10	9
Other	1	2	1	2
Total expense adjustments	29	10	46	22
Depreciation	4	4	10	10
Adjusted EBITDA	15	(5)	(1)	(26)
Weighted average common shares outstanding basic and diluted	25	22	23	22
Adjusted EBITDA per share - basic & diluted	$0.58	$(0.24)	$(0.05)	$(1.17)
(1) Amounts may not calculate due to rounding differences.
Reconciliation of earnings (loss) from continuing operations to Adjusted loss from continuing operations:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
	(in millions, except per share data) (1)
Loss from continuing operations	$(22)	$(17)	$(74)	$(61)
Expense adjustments:
Stock-based compensation expense	2	2	7	7
Amortization of intangible assets	12	—	12	—
Compliance-related professional fees	—	—	1	1
Compliance-related compensation and other expenses	—	—	1	—
Acquisition and integration costs	15	—	15	—
Strategic related costs	(3)	—	—	3
Restructuring expenses	2	6	10	9
Other	1	2	1	2
Total expense adjustments	29	10	46	22
Depreciation	4	4	10	10
Total expense adjustments and depreciation	33	14	56	32
Tax effect of total expense adjustments and depreciation (2)	(12)	(5)	(20)	(11)
Adjusted loss from continuing operations	(1)	(8)	(38)	(40)
Weighted average common shares outstanding basic and diluted	25	22	23	22
Adjusted earnings (loss) from continuing operations per share - basic & diluted	$(0.04)	$(0.36)	$(1.65)	$(1.82)
(1) Amounts may not calculate due to rounding differences.
(2) Assumes a tax rate of 35%.